Exhibit 32

In connection with the annual report of Synergy Resources Corporation, (the "Company") on Form 10-K for the fiscal year ended August 31, 2014 as filed with the Securities Exchange Commission on the date hereof (the "Report") Ed Holloway, the Co-Chief Executive Officer of the Company, William Scaff, Jr., The Co-Chief Executive Officer of the Company, and Frank L. Jennings, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: October 29, 2014	By:	/s/ Ed Holloway
Ed Holloway, Co-Chief Executive Officer

Date: October 29, 2014	By:	/s/ William Scaff, Jr.
William Scaff, Jr., Co-Chief Executive Officer

Date: October 29, 2014	By:	/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial Officer